As Filed with the Securities and Exchange Commission on August 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0761159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

567 San Nicholas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plans)

Jeffrey H. Margolis, Chief Executive Officer

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(Name and address of agent for service)

(949) 719-2200

(Telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	400,000	$16.44	$6,576,000	$774.00

(1)	Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Amended and Restated Employee Stock Purchase Plan (the “ESPP”). 600,000 shares of Common Stock available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on January 18, 2000 (Registration Statement No. 333-94817) and 500,000 shares of Common Stock available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on June 30, 2003 (Registration Statement No. 333-106673).
(2)	The aggregate offering price for the 400,000 shares of Common Stock registered hereby which may be issued under the ESPP is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on August 17, 2005, which was $16.44 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”). An aggregate of 1,100,000 shares of the Registrant’s Common Stock issuable pursuant to the ESPP have been previously registered on Form S-8 Registration No. 333-94817, filed January 18, 2000, and Form S-8 Registration No. 333-106673, filed June 30, 2003. In accordance with General Instruction E to Form S-8, the contents of all such Registration Statements are incorporated herein by reference. On April 7, 2005, the Company’s Board of Directors approved an increase of 400,000 shares of Common Stock issuable under the ESPP and on May 11, 2005, the Company’s stockholders approved such increase, bringing the total number of shares authorized for sale thereunder to 1,500,000.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description
4.1	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix C of the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005)

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1)

2

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 18th day of August, 2005.

THE TRIZETTO GROUP, INC.

By:	/s/ Jeffrey H. Margolis
Jeffrey H. Margolis
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and James C. Malone, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 18, 2005
Jeffrey H. Margolis

/s/ James C. Malone	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2005
James C. Malone

/s/ Lois A. Evans	Director	August 10, 2005
Lois A. Evans

/s/ Thomas B. Johnson	Director	August 18, 2005
Thomas B. Johnson

/s/ L. William Krause	Director	August 18, 2005
L. William Krause

S-1

Signature	Title	Date
/s/ Paul F. LeFort	Director	August 18, 2005
Paul F. LeFort

/s/ Donald J. Lothrop	Director	August 18, 2005
Donald J. Lothrop

/s/ Jerry P. Widman	Director	August 18, 2005
Jerry P. Widman

S-2

EXHIBIT INDEX

Number	Description
4.1	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix C of the Company’s Definitive Proxy Statement filed with the Commission on April 18, 2005)

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1)